Exhibit 99.1

The Joint Corp. Signs Asset Purchase Agreement to Sell 22 Corporate Clinics in the Southeast and Delivers Notice to Terminate APA for 45 Clinics in California
- Southeast Buyers are Existing Members of the Franchise Community, Further Increasing their Ownership -

SCOTTSDALE, Ariz., December 11, 2025 – The Joint Corp. (NASDAQ: JYNT), the nation's largest franchisor of chiropractic care through The Joint Chiropractic® network, signed an Asset Purchase Agreement (APA) for the sale of 22 corporate-owned or managed clinics for $1.5 million to three buying groups. In mid-December, the buyers will assume business operations via Management Service Agreements until the lease reassignments are completed to permit ownership transfer. The company has delivered a notice to terminate the APA for the 45 clinics in Southern California signed on November 2, 2025.

Summary of APA
•Nine clinics – seven in Virginia, one in North Carolina, and one in South Carolina – are to be purchased by an existing franchisee and regional developer, who has over 13 years at The Joint and currently owns eight other clinics in North Carolina.
•Ten clinics in North Carolina are to be purchased by a Doctor of Chiropractic, who has worked within the system for almost 10 years, and his business partner, who is a former corporate employee with over three years of operations experience in our system.
•Three clinics – two in Georgia and one in South Carolina – are to be purchased by a team of two Doctors of Chiropractic, who are also seasoned operators and franchisees at The Joint.

“There is no greater validation than existing franchise community members expanding their portfolio and presence with The Joint. It demonstrates their belief in our business model and our strategic initiatives to strengthen our core, reignite growth and improve both clinic and company level profitability,” said President and Chief Executive Officer of The Joint Corp. Sanjiv Razdan. “In the Southeast, we are proud to have Doctors of Chiropractic and franchisees alike increase their ownership. We look forward to seeing the performance of these clinics thrive in the hands of experienced operators as we build the next chapter of our growth collectively.”

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts,"

"outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements made in this press release include, among others, our expectation that in mid-December, the buyers will assume business operations via management service agreements until the lease reassignments are completed to permit ownership transfer; our belief that attracting sophisticated franchisee groups and proven operators to join and expand their ownership with The Joint family validates our business model and our strategic initiatives to strengthen our core, reignite growth and improve both clinic and company level profitability; and our belief that we have essentially achieved our goal of becoming the best and largest pure play chiropractic care franchise system. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, which has increased our costs and which could otherwise negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on August 12, 2025 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. Headquartered in Scottsdale and with over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. The brand is consistently named to Franchise Times’ annual “Top 400” and “Fast & Serious” list of 40 smartest growing brands. Entrepreneur named The Joint “No. 1 in Chiropractic Services,” and it is regularly ranked on the publication’s “Franchise 500,” the “Fastest-Growing Franchises,” and the “Best of the Best” lists, as well as its “Top Franchise for Veterans” and “Top Brands for Multi-Unit Owners” lists. SUCCESS named the company as one of the “Top 50 franchises” in 2024. The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

The Joint Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Connecticut, Delaware, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact: Richard Land, Alliance Advisors IR, thejointinvestor@allianceadvisors.com 212-838-3777
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